RELEASE AGREEMENT

This Release Agreement (the "Release Agreement") is entered into this 2 day of December, 2021 (the "Effective Date"), between Puget Technologies, Inc., a publicly held Nevada corporation ("Puget"), with offices located at 1200 North Federal Highway, Suite 200-A Boca Raton, FL 33432 and Behavioral Centers of South Florida LLC a Florida Limited Liability Company ("BCSF") with offices located at 1806 North Flamingo Road, Suite 280 Pembroke Pines, FL 33028. Puget and BCSF are sometimes individually referred to herein as a "Party" and collectively as the "Parties".

WHEREAS, Puget and BCSF entered into and executed an Acquisition & Option Agreement dated August 23, 2021 (the "Contract"), pursuant to which BCSF was to sell 50% of it interest to Puget and also sell Puget an Option to acquire the remaining 50% at a later time pursuant to the terms and conditions as more fully set forth in the Contract; and

WHEREAS, the Parties desire to mutually terminate the Contract and release each other from any and all claims that they had, have or may have arising out of or in connection with the Contract.

NOW THEREFORE, in consideration of the undertakings of the Parties as set forth in this Release Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1. Termination of the Contract. The Parties mutually agree that the Contract shall be terminated effective December 4, 2021 (the "Termination Date"). Upon the Termination Date, the Contract shall have no further force or effect.

2. Mutual Release. Puget and BCSF do hereby irrevocably and unconditionally release, cancel, and forever discharge the other Party and its directors, officers, employees, subsidiaries, affiliates, agents, and representatives from any and all claims, complaints, causes of action, demands, damages, obligations, liabilities, losses, promises, agreements, controversies, penalties, expenses, and executions of any kind or nature whatsoever, whether known or unknown, actual or potential, whether arising in law or in equity, which each Party may have, may have had, or may in the future obtain, arising out of or relating to any acts, omissions, agreements, or events relating in any manner to the Contract. Each Party represents and warrants that it has not filed any action or initiated any other proceeding with any court or government authority against or involving the other Party that may constitute a claim or provide the basis for any liability.

3. Report on Form 8-K. Puget and BCSF acknowledge and understand that within four (4) days after the execution of this Agreement, Puget is required to and will prepare and file with the U.S. Securities and Exchange Commission a current report on Commission Form 8-K.

4. Press Release. Puget and BCSF acknowledge and agree a press release will be released to the public and in general or similar terms shall state the following:

"In conjunction with due diligence investigations involving BCSF, Puget announces that the current proposed acquisition of BCSF is to be abandoned. An analysis of the current status of BCSF and the behavioral care industry has disclosed that as a result of regulatory changes, payments by insurers to BCSF and to providers have been significantly slowed resulting in serious liquidity problems and reevaluation of facility and growth targets. Consequently, financial growth and required expense projections for BCSF have been modified and its operations are undergoing consolidation and reduction. Such issues and the transition to managed care payments may require significant investment and may cause many companies to make significant adjustments to operations to reduce costs and increase efficiencies. Based on the foregoing, the parties have amicably determined to terminate the current acquisition agreement. Puget gratefully acknowledges the candor of BCSF personnel in conjunction with the foregoing and looks forward to positive future collaborative efforts."

5. Effect of Termination on Contract. Except as expressly provided in this Release Agreement, the Parties acknowledge and agree that no provisions of the Contract shall survive the termination of the Contract.

6. Fees and Expenses. Each Party hereto shall bear its own fees and expenses (including attorneys' fees) incurred in connection with the Contract, this Release Agreement.

7. Representations. Each Party hereby represents and warrants that it has not assigned or otherwise conveyed or delegated, in whole or in part, any claim or right that it has or may have under or related in any manner to the Contract to any third party or person. Each Party represents that the execution and delivery of this Release Agreement is the duly authorized and binding act of the Party, and that the party's signatory hereto is duly authorized to execute this Release Agreement on behalf of that Party.

8. No Admission of Liability. Puget and BCSF expressly agree and acknowledge that their entering into this Release Agreement shall be construed in any manner as an admission of any liability, obligation, or wrongdoing on the part of either Party. Each Party expressly denies any and all liability or wronging with respect to the Contract.

9. Cooperation between the Parties. Each Party shall fully cooperate with the other Party with respect to the performance of this Release Agreement. Each Party will provide or make available to the other Party any information and will execute, acknowledge, and deliver such further documents that may reasonably be required in order to effectively perform this Release Agreement and to evidence the termination of the Contract and to release all obligations and liabilities of the Parties thereunder.

10. Governing Law and Venue. This Release Agreement will be governed by and interpreted in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of law of such state. The Parties hereby agree that any action arising out of this Agreement will be brought solely in any state or federal court located in Florida, Miami-

Dade County. Both Parties hereby submit to the exclusive jurisdiction and venue of any such court. THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING FROM THE TERMS OF THIS RELEASE AGREEMENT.

11. Attorneys' Fees and Costs in Enforcement of the Release Agreement. If either Party incurs any legal fees and/or costs and expenses in any proceeding to enforce the terms of this Release Agreement or any of its rights provided hereunder, the prevailing Party shall be entitled to recover its reasonable attorneys' fees and any court, arbitration, mediation, or other litigation expenses from the other Party.

12. Binding Agreement. This Release Agreement shall be binding upon and inure to the benefit of the successors, assigns and legal representatives of the Parties. There are no third party beneficiaries to this Release Agreement. Each Party acknowledges and agrees that it fully understands the provisions set forth in this Release Agreement and their effect, and that each Party is voluntarily entering into this Release Agreement.

13. Severability. If any provision or portion of this Release Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions or portions shall remain in full force and effect.

14. Headings, Construction. The headings and captions appearing in this Release Agreement have been inserted for the purposes of convenience and ready reference, and do not purport to and shall not be deemed to define, limit, or extend the scope or intent of the provisions to which they appertain. This Agreement is the result of negotiations between the Parties and their counsel. Accordingly, this Release Agreement shall not be construed more strongly against either Party regardless of which Party is more responsible for its preparation, and any ambiguity that might exist herein shall not be construed against the drafting Party.

15. Counterparts. This Release Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument, without necessity of production of the others. An executed signature page delivered via facsimile transmission or electronic signature shall be deemed as effective as an original executed signature page.

16. Notices. All notices or other communications required under this Release Agreement shall be in writing and shall be deemed effective when received and made by either (i) hand delivery, (ii) registered mail, (iii) certified mail, return receipt requested, or (iv) overnight mail, addressed to the Party to be notified at the following address or to such other address as such Party shall specify by like notice hereunder:

(a) To Puget: Karen Lynn Fordham, President; Puget Technologies, Inc.; 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432, with an email copy to info@pugettechnologies.com;

(b) To the Exchanging BCSF Equity & Securities Owner: Yipsi Martin; 1806 North Flamingo Road, Suite 280; Pembroke Pines, Florida 33028, with an email copy to oruiz2@bva.miami;

(c) To BCSF: Yipsi Martin, Managing Member; Behavioral Centers of South Florida LLC, 1806 North Flamingo Road, Suite 280; Pembroke Pines, Florida 33028, with an email copy to Info@behavioral-centers.com

17. Waiver. No waiver of any term or right in this Release Agreement shall be effective unless in writing, signed by an authorized representative of the waiving Party. The failure of either Party to enforce any provision of this Release Agreement shall not be construed as a waiver or modification of such provision, or impairment of its right to enforce such provision or any other provision of this Release Agreement thereafter.

18. Entire Agreement; Modification. This Release Agreement is the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior agreement or communications between the Parties, whether written, oral, electronic, or otherwise. No change, modification, amendment, or addition of or to this Release Agreement shall be valid unless in writing and signed by authorized representatives of the Parties. Each Party hereto has received independent legal advice regarding this Release Agreement and their respective rights and obligations set forth herein. The Parties acknowledge and agree that they are not relying upon any representations or statements made by the other Party or the other Party's employees, agents, representatives, or attorneys regarding this Release Agreement, except to the extent such representations are expressly set forth herein.

IN WITNESS WHEREOF, the Parties have signed this Release Agreement on the date first set forth below.

PUGET

By: Karen Fordham
Name: Karen Lynn Fordham
Title: President
Date: December 2, 2021

BCSF

By: [signature]
Name: Yipsi Martin
Title: Managing Member
Date: 12/02/2021